News Announcement

REMINDER:
Vitran management will conduct a conference call and webcast today, February 8, at 1:00 p.m. ET, to discuss the Company’s 2006 fourth quarter and year-end results
Conference call dial-in: 888/214-7596
Live Webcast: www.vitran.com (select “Investor Relations”)

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Steven Hecht
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VTNC@jcir.com
FOR IMMEDIATE RELEASE
VITRAN REPORTS 2006 FOURTH QUARTER AND RECORD YEAR-END RESULTS
TORONTO, ONTARIO (February 8, 2007) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced financial results for the 2006 fourth quarter and the twelve-month period ended December 31, 2006 (all figures reported in $U.S.).
Vitran earned net income of $5.0 million, or $0.37 per diluted share, on record revenue of $153.8 million for the three-month period ended December 31, 2006. The operating results for the quarter include the contribution of PJAX Freight System, Vitran’s most recent acquisition, which closed on October 2, 2006. In the comparable 2005 period, Vitran recorded net income of $5.0 million, or $0.39 per diluted share, on revenue of $113.0 million.
“2006 was an important year for Vitran as we made two key acquisitions, PJAX and Sierra West, and successfully integrated Chris Truck Line into the Company’s growing freight system,” stated Vitran President and Chief Executive Officer Rick Gaetz. “Our U.S. coverage has grown significantly in recent years and we continue to actively pursue further opportunities to meet our ultimate goal of a full North American regional LTL footprint. The information technology integration of the Vitran Express West region has now been completed, and we are focused on leveraging our inter-regional sales and marketing opportunities in the near-term.”
For 2006, Vitran achieved record annual results, including net income of $19.4 million, or $1.48 per diluted share, on revenue of $514.1 million. In the comparable 2005 period, the Company reported net income of $17.9 million, or $1.40 per diluted share, on revenue of $428.2 million.

Vitran Q4 2006, 2/8/07	page 2 of 7
Segmented Results
Income from operations at Vitran’s LTL (less-than-truckload) segment rose 21.3 percent, to $8.3 million in the 2006 fourth quarter. LTL segment revenue grew over 45 percent to $136.0 million, and the OR (operating ratio) was 93.9 for the three-month period. In the prior year quarter, which did not include contributions from the Company’s two most recent acquisitions — PJAX and Sierra West — the LTL segment recorded income from operations of $6.9 million on $93.5 million in revenue, with an OR of 92.6. In the 2006 fourth quarter, LTL revenue per hundredweight, including fuel surcharge, was lower by 2.6 percent. Reflecting contributions from the newly acquired carriers, tonnage increased 49.4 percent, and the number of shipments rose by approximately 60 percent during the quarter. Revenue per hundredweight, excluding the acquisition of PJAX, improved 0.2 percent compared to the 2005 fourth quarter.
The Logistics segment achieved income from operations in the 2006 fourth quarter of $596,000, compared to $609,000 in the year-ago period. The segment’s OR improved to 93.8, versus 94.5 in the year-earlier quarter. The Truckload segment recorded a small increase in income from operations during the quarter — $439,000 compared to $408,000 — and its OR also improved to 94.6, compared to 95.1 for the 2005 fourth quarter.
For 2006 on a segmented basis, LTL revenue and income from operations increased, and the OR for the year was 93.7, versus 93.1 in 2005. Income from operations and the OR showed significant improvement in 2006 for the Logistics segment, while revenue was slightly lower. The Truckload segment contributed an operating profit of $1.7 million to Vitran’s results for the year.
Management’s 2007 EPS Guidance
Vitran management established full-year 2007 diluted earnings per share (EPS) guidance of between $1.60 and $1.70.
Share Buyback Renewed
Vitran also announced its intention to renew its normal course issuer bid, allowing the Company to acquire up to 670,993 (approximately five percent) of its outstanding common shares by way of open market purchases through the facilities of, and in accordance with, the Rules and Policies of the Toronto Stock Exchange (TSX). The shares, if repurchased, will be for cancellation. As at February 7, 2007, Vitran had 13,419,859 shares outstanding. The bid will commence on February 13, 2007 and end February 12, 2008.

Vitran Q4 2006, 2/8/07	page 3 of 7
Upcoming Investor Conferences
CEO Rick Gaetz and CFO Sean Washchuk will appear at two investor conferences next week in Florida. Messrs. Gaetz and Washchuk will address the Deutsche Bank Small Cap Growth Conference at 7:20 a.m. (ET) on Tuesday, February 13 at the Ritz-Carlton in Naples, FL. On February 14, they will make an investor presentation at 1:30 p.m. (ET) at BB&T Capital Markets’ 22nd Annual Transportation Conference, which takes place at the Fairmont Turnberry Isle Resort & Club in Miami, FL.
Both Conference presentations will be webcast live and subsequently archived at the ‘Investor Relations’ section of www.vitran.com
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.
This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “may”, “plans”, “continue”, “will”, “focus should” “endeavor” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran’s actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading “General Risks and Uncertainties.” Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.
(tables follow)

Vitran Q4 2006, 2/8/07	page 4 of 7
Vitran Corporation Inc.
Consolidated Balance Sheets
(Audited)
(in thousands of United States dollars, US GAAP)

	Dec. 31, 2006	Dec. 31, 2005
Assets
Current assets:
Cash and cash equivalents	$1,454	$14,592
Accounts receivable	66,051	46,587
Inventory, deposits and prepaid expenses	10,796	8,396
Future income taxes	1,720	1,442

	80,021	71,017

Capital assets	145,129	66,807
Intangible assets	15,888	2,456
Goodwill	117,146	61,448
Other assets	150	—

	$358,334	$201,728

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$67,916	$41,362
Income and other taxes payable	1,275	1,124
Current portion of long-term debt	15,724	5,845

	84,915	48,331

Long-term debt	93,139	8,588
Future income tax liabilities	6,983	5,007

Shareholders’ equity:
Common shares	76,913	63,604
Additional paid-in capital	1,607	956
Retained earnings	90,933	71,553
Accumulated other comprehensive income	3,844	3,689

	173,297	139,802

	$358,334	$201,728

(Consolidated Statements of Income follows)

Vitran Q4 2006, 2/8/07	page 5 of 7
Vitran Corporation Inc.
Consolidated Statements Of Income
(in thousands of United States dollars except per share amounts, US GAAP)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	(Unaudited)		(Audited)
	2006	2005	2006	2005
Revenues	$153,779	$112,975	$514,059	$428,192
Operating expenses	126,898	95,013	426,515	357,960
Selling, general and administrative expenses	13,773	8,870	47,448	37,881
Other income	(30)	(8)	(434)	(41)
Depreciation and amortization expense	4,995	2,163	12,490	6,965

	145,636	106,038	486,019	402,765

Income from operations before undernoted	8,143	6,937	28,040	25,427

Interest expense, net	2,039	89	2,660	298

Income from operations before income taxes	6,104	6,848	25,380	25,129

Income taxes	1,130	1,836	6,122	7,191

Net income from continuing operations	$4,974	$5,012	$19,258	$17,938

Cumulative effect of a change in accounting principle	$—	$—	$141	$—

Net income	$4,974	$5,012	$19,399	$17,938

Income per share:

Basic
Net income from continuing operations	$0.37	$0.40	$1.49	$1.43

Cumulative effect of a change in accounting principle	$—	$—	$0.01	$—

Net income	$0.37	$0.40	$1.50	$1.43

Diluted
Net income from continuing operations	$0.37	$0.39	$1.47	$1.40

Cumulative effect of a change in accounting principle	$—	$—	$0.01	$—

Net income	$0.37	$0.39	$1.48	$1.40

Weighted average number of shares
Basic	13,413,153	12,618,416	12,887,401	12,516,265

Diluted	13,624,031	12,930,661	13,124,865	12,848,360

(Consolidated Statements of Cash Flows follows)

Vitran Q4 2006, 2/8/07	page 6 of 7
Vitran Corporation Inc.
Consolidated Statements Of Cash Flows
(In thousands of United States dollars, US GAAP)

	Three months	Three months	Twelve months	Twelve months
	Ended	Ended	Ended	Ended
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2005
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Cash provided by (used in):
Operations:
Net income	$4,974	$5,012	$19,399	$17,938
Items not involving cash from operations
Cumulative effect of change in accounting principle	—	—	(141)	—
Depreciation and amortization expense	4,995	2,163	12,490	6,965
Future income taxes	354	1,008	1,945	3,685
Stock based compensation expense	212	180	839	654
Gain on sale of fixed assets	(30)	(8)	(434)	(41)
Change in non-cash working capital components	29	4,659	1,026	(2,034)

	10,534	13,014	35,124	27,167

Investments:
Purchase of capital assets	(6,391)	(5,212)	(27,136)	(22,863)
Proceeds on sale of capital assets	427	9	2,490	97
Acquisition of subsidiary, net of cash	(89,284)		(89,284)
Acquisition of business assets	—	—	(2,251)	(28,192)
Marketable securities	—	—	—	31,974

	(95,248)	(5,203)	(116,181)	(18,984)

Financing:
Revolving credit facility	(10,800)	(2,127)	4,230	2,947
Proceeds from long-term debt	—	—	70,500	—
Repayment of long-term debt	(3,864)	(1,320)	(5,825)	(3,030)
Repayment of capital leases	(1,644)	—	(1,644)	—
Issue of common shares upon exercise of stock options	—	222	479	282
Repurchase of common shares	(33)	—	(33)	(921)

	(16,341)	(3,225)	67,707	(722)
Effect of translation adjustment on cash	302	(803)	212	(244)

Increase (decrease) in cash position	(100,753)	3,783	(13,138)	7,217
Cash position, beginning of period	102,207	10,809	14,592	7,375

Cash position, end of period	$1,454	$14,592	$1,454	$14,592

Change in non-cash working capital components:
Accounts receivable	$8,947	$6,298	$2,278	$(3,419)
Inventory, deposits and prepaid expenses	1,101	(1,042)	598	(1,963)
Income and other taxes recoverable/payable	(442)	374	151	(1,275)
Accounts payable and accrued liabilities	(9,577)	(971)	(2,001)	4,623

	$29	$4,659	$1,026	$(2,034)

(additional financial information follows)

Vitran Q4 2006, 2/8/07	page 7 of 7
Supplementary Segmented Financial Information
(000’s of $U.S.) (Unaudited)

For the quarter
ended Dec. 31, 2006
		Inc. from
	Revenue	Operations	OR%
LTL	136,005	8,336	93.9
LOG	9,680	596	93.8
TL	8,094	439	94.6

For the quarter
ended Dec. 31, 2005
		Inc. from
	Revenue	Operations	OR%
LTL	93,501	6,873	92.6
LOG	11,118	609	94.5
TL	8,356	408	95.1

For the year
ended Dec. 31, 2006
		Inc. from
	Revenue	Operations	OR%
LTL	441,499	28,029	93.7
LOG	39,762	2,679	93.3
TL	32,798	1,734	94.7

For the year ended
Dec. 31, 2005
		Inc. from
	Revenue	Operations	OR%
LTL	352,693	24,494	93.1
LOG	40,261	2,141	94.7
TL	35,238	2,308	93.5
LTL SEGMENT — Statistical Information
(Unaudited)

	For the quarter ended		For the year ended
	December 31, 2006		December 31, 2006
	LTL	Q. over Q.	LTL	Yr. Over Yr.
($U.S.)	Division	% Change	Division	% Change
Revenue (000’s)	$136,005	45.5	$441,499	25.2
No. of Shipments	996,733	59.7	3,007,985	21.1
Weight (000’s lbs)	1,471,617	49.4	4,669,777	19.1
Revenue per shipment	$136.45	(8.9)	$146.78	3.4
Revenue per CWT	$9.24	(2.6)	$9.45	5.1
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